Compañía Cervecerías Unidas S.A.

Exhibit 3: Segment Information - Second Quarter 2003

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Others
	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	24,859	22,814	5,557	3,771	22,496	22,188	21,617	20,112	1,323	48
Other products (*)	561	481	192	93	465	114	92	151	2,573	2,676
Total	25,420	23,295	5,749	3,864	22,961	22,302	21,709	20,263	3,896	2,724
% change	9.1%		48.8%		3.0%		7.1%		43.0%

Cost of sales	(12,370)	(11,933)	(4,313)	(3,898)	(11,993)	(11,333)	(13,867)	(12,215)	(2,948)	(2,110)
% of sales	48.7%	51.2%	75.0%	100.9%	52.2%	50.8%	63.9%	60.3%	75.7%	77.4%

SG&A	(10,956)	(9,843)	(3,888)	(3,758)	(11,488)	(11,572)	(5,970)	(4,611)	(959)	(224)
% of sales	43.1%	42.3%	67.6%	97.3%	50.0%	51.9%	27.5%	22.8%	24.6%	8.2%

Operating profit	2,094	1,519	(2,452)	(3,792)	(520)	(603)	1,872	3,437	(11)	390
% change	37.8%		35.3%		13.8%		-45.5%		NM
% of sales	8.2%	6.5%	-42.7%	-98.1%	-2.3%	-2.7%	8.6%	17.0%	-0.3%	14.3%

Depreciation	4,597	4,770	1,873	2,644	2,799	2,856	610	536	337	341
Amortization	205	118	120	134	36	42	143	62	2	1
EBITDA	6,896	6,407	(459)	(1,014)	2,316	2,295	2,624	4,034	328	732
% change	7.6%		-54.7%		0.9%		-34.9%		-55.2%
% of sales	27.1%	27.5%	-8.0%	-26.2%	10.1%	10.3%	12.1%	19.9%	8.4%	26.9%
* The "Other products" line corresponds to intercompany sales in the "Other" segment.

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine
	2003	2002	2003	2002	2003	2002	2003	2002
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	630,686	606,784	326,483	261,830	839,859	820,525	321,995	252,666
% change	3.9%		24.7%		2.4%		27.4%

					Soft Drinks		Chile - Domestic
					639,314	629,464	127,797	124,717
					1.6%		2.5%
					Nectars		Chile - Export
					78,411	64,884	115,977	126,917
					20.8%		-8.6%
					Mineral Water
					122,133	126,177	Argentina - Domestic
					-3.2%		6,079	1,032
							489.0%
							Argentina - Export
							72,143

* Volumes include exports of 7,007 (5,278 to Chile) and 2,465 (1,849 to Chile) hectoliters in Q2'03 and Q2'02 respectively.
** In unit cases, sales from the soft drinks and mineral water segment totaled 14.8 million and 14.4 million in Q2'03 & Q2'02 respectively.

Price (Ch$ / HL)	39,415	37,598	17,021	14,404	26,785	27,041	67,135	79,599
% change (real)	4.8%		18.2%		-0.9%		-15.7%

					Soft Drinks		Chile - Domestic
					26,425	26,875	45,912	50,036
					-1.7%		-8.2%
					Nectars		Chile - Export
					37,263	38,205	112,071	108,776
					-2.5%		3.0%
					Mineral Water
					21,944	22,127	Argentina - Domestic
					-0.8%		58,363	64,174
							-9.1%
							Argentina - Export
							33,238